Exhibit 10(e)


                              EMPLOYMENT AGREEMENT
                              --------------------


THIS EMPLOYMENT AGREEMENT ("Agreement") effective as of the 3rd day of April 2000 (the "Effective Date")


BETWEEN                              E-Z-EM, Inc., with its principal office at
                                     717 Main Street
                                     Westbury, N.Y.  11590

                                     (hereinafter referred to as the "Company")

AND Anthony A. Lombardo, having an address at 801 North Ponderosa Drive
                                     Hartland, WI 53029-8640

                                     (hereinafter referred to as the "Employee")


                                   WITNESSETH


     WHEREAS, the Company is in the business of (i) developing, manufacturing, marketing, selling and distributing medical products and medical devices for use in the imaging field, including but not limited to gastrointestinal contrast agents and associated devices, and other products for the fields of diagnostic and interventional radiology and gastroenterology, and (ii) developing, manufacturing, marketing, selling and distributing H. Pylori products and associated devices for digestive disease diagnosis and treatment, ((i) and (ii) collectively the "Imaging Division") and (iii) developing, manufacturing, marketing, selling and distributing therapeutic and diagnostic products for use in the cardiovascular and peripheral vascular field and associated devices (the "Angiographic Division") and engaging in activities relating thereto ((i), (ii) and (iii) collectively the "Business");

     WHEREAS, the Company recognizes the unique qualifications and potential contributions of the Employee and desires to secure the services of the Employee on an exclusive basis on the terms and conditions set forth herein; and

     WHEREAS, the Employee is prepared to commit to such exclusive services in return for specific arrangements on compensation and other benefits on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the Company and the Employee do hereby agree as follows:

1    SCOPE OF EMPLOYMENT
     -------------------

     1.1 Subject to the terms and conditions hereof, the Company hereby employs the Employee to render services to the Company as President and Chief Executive Officer, subject to the direction of the Board of Directors of the Company (the "Board") or any committee thereof. Subject to the foregoing, the Employee shall be responsible, consistent with his position, for all aspects of the management, business, personnel, activities and affairs of the Company as such responsibilities reasonably are defined by the Board from time to time.


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

     1.2 The Employee hereby accepts such employment and agrees faithfully to render the services described above and to promote the interests of the Company to the best of his ability. The Employee further agrees to devote his full working time, attention, skill and best efforts to the performance of his duties under this Agreement. The Employee shall not engage in any other business or occupation during the term of this Agreement without the prior written consent of the Board, which consent the Board may withhold in its sole discretion.

     1.3 The Employee shall have such power and authority, consistent with his position, as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner, provided that in exercising such power and authority and performing such duties, he shall at all times be subject to the authority and control of the Board or any committee thereof and shall report directly to the Board.

     1.4 The Employee shall perform his duties hereunder principally at the Company's offices at 717 Main Street, Westbury, N.Y., provided, however, that he will be required to travel and render services in different locations, from time to time as appropriate in connection with the performance of such duties.

     1.5 Throughout the term of this Agreement, the Company agrees to seek to cause the Employee to be elected to the Board. Upon the termination of this Agreement for any reason, the Employee shall be deemed to have automatically resigned from any position he may then hold on the Board. Such resignation shall be deemed effective immediately without the requirement that a written resignation be delivered.

2    TERM OF EMPLOYMENT
     ------------------

     This Agreement shall continue until terminated by either the Company or the Employee in accordance with the terms and conditions contained herein.

3    COMPENSATION, BENEFITS AND VACATION
     -----------------------------------

     3.1 The Company agrees to pay the Employee, during the term of his employment, a base salary of Two Hundred Fifty Thousand Dollars ($250,000) per year of employment (the "Base Salary"). Base Salary shall be payable in equal installments on a monthly basis, less such deductions or amounts to be withheld as shall be required by applicable law and regulations. The Company shall be under no obligation to increase the Base Salary, but may review the Employee's Base Salary at its sole discretion.

     3.2 The Employee shall be eligible for an annual bonus (the "Bonus") of up to Fifty percent (50%) of the Base Salary during each fiscal year.

          A. The Bonus, if any, shall be calculated in accordance with the following:

          1. The Employee shall participate in the Company's Executive Bonus Cash Compensation Program ("Bonus Compensation Program") (a copy of which is attached herewith as Exhibit A)(or as such Bonus Compensation Program may be uniformly modified for all participants from time to time by the Board in its sole discretion), and, except as provided herein, in accordance with the terms and conditions of the Bonus Compensation Program shall be eligible to receive an annual cash bonus of up to Thirty Six percent (36%) of the Base Salary based upon the Imaging Division's operating income results as compared to the Board approved budgeted operating income results for the Imaging Division in the applicable fiscal year, such Bonus to be paid on a quarterly basis in accordance with the terms and


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

               conditions of the Bonus Compensation Program. For the first year of Employee's participation in the Bonus Compensation Program, Employee shall be guaranteed a cash Bonus equal to fifteen percent (15%) of the Base Salary which amount shall be paid on a quarterly basis. If during the first year of Employee's participation in the Bonus Compensation Program, the Employee earns any amount of the Bonus under the Bonus Compensation Program, such amount shall be first offset against the guaranteed fifteen percent (15%).

          2. The Board, in its sole discretion, may elect to cause the Company to award to Employee a discretionary Bonus for the preceding fiscal year, in the form of stock grants equal in amount to up to Fourteen (14%) percent of the Base Salary ("Discretionary Bonus"). The stock grants shall be in the form of Company Class B Common Stock and the value of each share shall be based upon the closing price of a share of the Company's Class B Common stock as listed on the American Stock Exchange (AMEX) or such other exchange or market as the Company may decide on the last day of each fiscal year. (The Company's 1983 Stock Option Plan shall have no application with respect to any stock granted pursuant to the Discretionary Bonus). Any stock granted pursuant to the Discretionary Bonus shall be subject to the applicable Federal Securities Laws. Such Discretionary Bonus, if any, to be awarded within one hundred and twenty (120) days of the end of each fiscal year. Such Discretionary Bonus to be awarded at the determination of the Board, in its sole and absolute judgement, based upon the Employee's and the Company's achievement of certain pre-determined goals, such goals to be established by the Board in concert with the Employee in writing within Sixty (60) days of the commencement of each fiscal year.

     The Employee shall not be eligible to participate in either the Bonus Compensation Program or the Discretionary Bonus until the commencement of the Company's fiscal year 2001 (June 1, 2000-May 31, 2001, hereinafter "Fiscal Year 2001").

     In the event this Agreement is terminated by the Company for Cause, as such term is defined in Section 4 of this Agreement, the Employee shall not be eligible for the Bonus or any escrowed or accrued Bonus. In the event this Agreement is terminated by the Company without Cause or by the Employee, the Employee shall only be eligible to receive that portion of the Bonus, if any, that was earned during the most recent completed fiscal quarter prior to the date of termination of this Agreement under the Bonus Compensation Program and shall not be eligible for any other Bonus, including, but not limited to the Discretionary Bonus.

     3.3 The Company hereby grants to Employee non-qualified stock options to purchase Three Hundred Thousand (300,000) shares of the Company's Class B non-voting stock subject, except as provided herein, to the terms and conditions of the E-Z-EM, Inc. 1983 Stock Option Plan (the "Plan"). The exercise price of such stock options shall be the closing market price (as determined on the American Stock Exchange) on the Effective Date. The stock options shall vest at a rate of Seventy Five Thousand (75,000) shares per complete year commencing on the one
(1) year anniversary of the Effective Date and continuing for each of the next three annual anniversary dates thereafter, subject to the forfeiture as provided in the Plan or in this Agreement.


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

     3.4 The Company shall pay or reimburse the Employee for all reasonable expenses actually and properly (in accordance with the Company's policy) incurred or paid by him in connection with the performance of his services under this Agreement upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as the Company may from time to time reasonably require.

     3.5 The Employee shall be entitled to four (4) weeks of paid vacation during each fiscal year of employment with the Company, provided, however that the Employee shall not be eligible for any vacation until the commencement of Fiscal Year 2001. Vacation time shall not accrue and, may not be carried forward to future years.

     3.6  The  Company  shall  provide  the  Employee  with  health,   accident,
disability and life insurance in accordance with its standard policies for Company executives as adopted from time to time by the Board.

     3.7 The Company shall enter into a Change in Control Agreement with the Employee, a copy of which is attached herewith as Exhibit B.

     3.8 The Employee agrees to relocate his residence to a location within the greater New York metropolitan area, including Connecticut and New Jersey ("New York Area") no later than October 1, 2000. The Company agrees to reimburse the Employee for the expenses associated with the relocation from Hartland, WI to the New York Area in accordance with the following:

     a. The Company will pay for the moving of the Employee's belongings, which includes the packing and unpacking of the Employee's belongings. The Employee shall be required to obtain three (3) bids from national moving companies for the costs of such move, and the lowest of such bids shall be accepted.

     b.   The  Company  shall  pay  the   reasonable   cost  of  travel,   hotel
          accommodations and meals for two house hunting trips for the Employee and the Employee's spouse.

     c. The Company shall also pay the Employee an amount of money equivalent to his Base Salary for one (1) month for miscellaneous and incidental items associated with the move. This amount will be paid to the Employee within thirty (30) days after the closing of the new residence in the New York Area.

     d. The Company agrees to pay the sales commission or other fee, if any, due to a real estate agent or broker for the sale of the Employee's home residence located at 801 North Ponderosa Drive, Hartland, WI, such commission or fee not to exceed the customary amount charged in Hartland, WI by a real estate agent or broker in connection with the sale of a residence.

     e. Notwithstanding anything herein to the contrary, the aggregate amount payable by the Company pursuant to Sections 3.8 a, b, c and d shall not exceed One Hundred Thousand Dollars ($100,000) and any costs over such One Hundred Thousand Dollar ($100,000) amount shall be the sole obligation of the Employee.

     3.9 In order to assist the Employee with the purchase of a new residence in the New York Area, the Company agrees to provide a second mortgage to the Employee, subject to the following:

     a. The Company agrees to provide a second mortgage of up to three hundred thousand dollars ($300,000). The interest rate on the mortgage shall be the applicable federal rate in effect under Section 1274 (d) of the Internal Revenue Code of 1986, as amended, in order to ensure that the Employee does not incur any imputed interest income. The amount of the second mortgage shall be the lesser of (i) the excess of the purchase price of the new home in the New York Area ("New Home") as evidenced by the closing documents over the sale price of the Employee's residence at 801 North Ponderosa Drive, Hartland, WI as evidenced by the closing documents or (ii) three hundred thousand dollars ($300,000). The Company and the Employee shall enter into a mortgage agreement ("Mortgage Agreement") which shall include the terms and conditions as set forth herein.

     b. For the first five (5) years following the disbursement of funds pursuant to the Mortgage Agreement (the "Funding Date"), the Employee shall only be obligated to pay accrued and unpaid interest on the outstanding principal balance of the mortgage on an annual basis. Such annual payments shall be due on each anniversary of the Funding Date for the first five years. Commencing on the sixth anniversary of the Funding Date and continuing on the next three (3) anniversaries of the Funding Date thereafter, the Employee shall pay the Company accrued and unpaid interest plus ten percent (10%) of the initial principal amount of the mortgage. On the tenth anniversary of the Funding Date the Employee shall repay the Company the remaining outstanding principal amount of the mortgage plus any accrued and unpaid interest. At any time during the term of the Mortgage Agreement, the Employee may elect to repay the entire amount, or a portion thereof, of the outstanding principal amount of the mortgage without penalty. At any time during the term of the Mortgage Agreement, if the Employee sells the New Home, the Employee shall repay the outstanding principal amount of the mortgage plus all accrued and unpaid interest immediately upon the closing of the sale of the New Home.

     c. If the Employee's employment with the Company is terminated for any reason, whether by the Company or by the Employee, the Employee shall repay the outstanding principal amount of the mortgage plus all accrued and unpaid interest within eighteen (18) months from the date of such termination; provided, however that if the Employee sells the New Home at any time during such eighteen (18) month period, the Employee shall repay the outstanding principal amount of the mortgage plus all accrued and unpaid interest immediately upon the closing of the sale of the New Home.

     3.10 The Company shall provide, at no cost to the Employee, housing at 21 Willets Road, Old Westbury, NY from the Effective Date until October 1, 2000.

     3.11 The Company shall pay the reasonable transportation costs for the Employee to travel to and from Hartland, WI each weekend from the Effective Date until such time as his family permanently relocates to the New York Area or by
October  1,  2000,  whichever  is  sooner.  The  Employee  agrees  to  take  the appropriate action in order to obtain, where commercially available to the public, a discounted economy advanced purchase ticket price on any transportation in connection with any travel pursuant to this Section 3.11. In the event that any payments made by the Company pursuant to this Section 3.11 results in any federal, state or local tax liabilities to the Employee, the Company agrees to reimburse the Employee for such tax payments.

     3.12 The Company shall provide the Employee, at no cost, an automobile in accordance with the Company's standard automobile policy for Company executives as adopted from time to time by the Board.


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

4    TERMINATION
     -----------

     4.1 Notwithstanding anything contained herein to the contrary, it is agreed that this Agreement may be terminated without cause upon the giving of thirty
(30) days written notice by the Company to the Employee or the Employee to the Company.

     4.2 This Agreement shall automatically terminate upon the occurrence of the first to occur of the following events or conditions:

          (a)  the death of the Employee; or

          (b) the delivery by the Company to the Employee of written notice that his employment is terminated for "disability" (as defined in Section 4.3 hereof); or

          (c) the delivery by the Company to the Employee of written notice that his employment is terminated for "cause" (as defined in Section 4.4 hereof).

     4.3 "Disability" shall mean the good faith determination by the Company that by reason of a physical or mental illness the Employee is unable to perform the essential functions of his position as contemplated by this Agreement, with or without reasonable accommodations by the Company, continuing for more than 60 consecutive business days or for more than an aggregate of 90 business days in any period of 365 days. Such determination shall not be arbitrary or unreasonable, and the Company shall take into consideration the opinion of a physician retained by the Company, if reasonably available, as well as the applicable provisions, if any, of the Americans with Disabilities Act. In the event this Agreement is terminated pursuant to Section 4.2 (b), the Company shall be obligated to continue to pay the compensation provided for in Section
3.1 to the Employee until the end of the Company's fiscal year in which the Company provides notice to the Employee that this Agreement is terminated. During the period of time that the Company agrees to continue to pay the Employee as set forth in Section 4.3, any disability insurance that the Employee receives under the Company's disability plan shall be offset against any payments made by the Company pursuant to Section 4.3.

     4.4 As used herein "Cause" shall mean the following:

     (i) the good faith determination by the Company that there has been continued neglect by the Employee of his duties hereunder;

     (ii) the good  faith  determination  by the  Company  that  there  has been
     willful   misconduct  on  the  Employee's   part  in  connection  with  the
     performance of such duties;

     (iii) any willful violation of any express direction or rule or regulation established by the Board;

     (iv)  Employee's  failure  to  relocate  to the New York Area by October 1,
     2000;

     (v) any commission of any act of fraud, embezzlement or dishonesty by the Employee;

     (vi) the commission by the Employee of a crime or offense amounting to a felony or a crime involving moral turpitude or theft.

     Provided, however that prior to terminating this Agreement for "Cause" pursuant to Section 4.4 (i) and (ii), the Company shall provide the Employee with written notice of the continued neglect or willful misconduct in reasonable detail and the Employee shall have ten (10) days from receipt of such notice to cure such neglect or misconduct to the reasonable satisfaction of the Company and such termination shall be effective upon the Employee's failure to cure such neglect or misconduct within such ten (10) days period. Notwithstanding anything herein to the contrary, the Employee shall only be entitled to one notice and cure period during any twelve (12) month period of employment for any act constituting continued neglect and one notice and cure period during any twelve
(12) month period of employment for any act constituting willful misconduct.

     4.5 If the Employee's employment hereunder is terminated by the Company pursuant to Section 4.1 without cause, he shall be entitled to severance pay equal to one (1) years Base Salary, payable in twelve (12) equal monthly installments on the first regular pay day of each fiscal month commencing in the first fiscal month following termination. If following the termination of Employee by the Company pursuant to Section 4.1 of this Agreement, the Employee breaches any provisions of Section 5 of this Agreement, the obligations of the Company to make payments pursuant to this Section 4.5 shall immediately terminate. Except as provided in Section 4.5 and 3.2, the Employee shall not be entitled to any severance pay or to any other compensation, payments or benefit (by way of salary, bonus, stock options, damages or otherwise) of any nature relating to this Agreement or otherwise relating to or arising out of his employment by the Company, for any period subsequent to the date of such termination. Furthermore, upon the termination of this Agreement, the applicable provisions of the Plan will apply to any stock option, provided, however that in the event this Agreement is terminated, any and all unvested stock options shall immediately expire and the Employee shall return all documents evidencing such options to the Company.

5    EMPLOYMENT AND POST EMPLOYMENT RESTRICTIONS
     -------------------------------------------

     5.1 Employee acknowledges that the Company's Business is highly specialized and operates in a competitive market, and that in rendering his services to the Company the Employee has had or will have access to or will be exposed to valuable trade secrets, and confidential and proprietary information belonging to the Company. Because of the nature of the Business, the Company may be unfairly harmed by certain activities of its present and former employees. These activities may include disclosure or use of trade secrets or confidential and proprietary information, entering into or participating in a competing business of the Company, appropriating or diverting business or customers of the Company and inducing employees of the Company to leave the employment of the Company, all of which are in violation of recognized employee obligations. Employees may be able to do these unfair acts because of information which was learned and contacts which were made while in the employment of the Company. Therefore, the Company desires to protect itself by requiring that certain persons working for it agree to reasonable restrictions concerning their employment and post employment activities. These restrictions are necessarily designed to prevent harm to the Company (as well as to other employees of the Company whose business or compensation depends upon the continuous success of the business) through indirect methods as well as through direct activities.

     5.2 For the reasons set forth above, and in consideration of the salary and other compensation and benefits received and to be received by the Employee, the Employee agrees as follows:

     (a) The Employee agrees that during the period of his employment under this Agreement and for a period of twelve (12) months following the termination of this Agreement for any reason, he shall not in any state or territory of the United States in which the Company conducts business, directly or indirectly, own, manage, operate, control, be employed by, be a shareholder of, be an officer of, participate in, contract with or be


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

     connected in any capacity or any manner with any business that directly or indirectly (whether through related companies or otherwise) manufactures, develops, designs, distributes, sells, or markets any product, device or equipment substantially similar to any product, device or equipment which at the time during the term of Employee's employment has been manufactured, marketed, sold, or distributed by the Company or any product, device or equipment which the Company was developing or designing during the Employee's employment with the Company for future manufacture, marketing, sale or distribution; provided, however that nothing herein shall prohibit the Employee from owning, directly or indirectly, as a passive investor, in the aggregate not more than one percent (1%) of the outstanding publically traded stock of any company that competes with the Company in the Business.

     (b) The Employee agrees that during the period of his employment under this Agreement and for a period of twelve (12) months following the termination of this Agreement for any reason, he will not, directly or indirectly, solicit or hire or attempt to solicit or hire any employee of the Company or otherwise induce any employee of the Company to leave the employment of the Company.

     (c) The Employee agrees that during the period of his employment under this Agreement and for a period of twelve (12) months following the termination of this Agreement for any reason, he will not appropriate, divert or assist another to appropriate or divert any business or customer away from the Company or attempt to do any of the foregoing.

     (d) The Employee agrees that during the period of his employment under this Agreement and following the termination of this Agreement, he will not disclose, cause to be disclosed or otherwise allow the following information to come into the possession of any person or entity (other than those persons and entities that the Company has determined as being entitled thereto) or use the following information, whether such information is on the Company's forms, memos, computer disc or tape, or otherwise and whether such information is in written or verbal form: sales information, operations information, financial information, administrative information, research information, technical information, scientific information, data, designs, formulas, and any other information concerning the Company, its business, its properties or its affairs that the Company deems to be confidential or that is confidential according to industry practices. The Employee understands and agrees that his obligations set forth herein shall continue for so long as any information as set forth above is deemed confidential and/or proprietary by the Company or according to industry practices. The Employee further agrees that upon termination of this Agreement for any reason, he will promptly return to the Company all information of the type described above within his possession or within his power to control, including, without limitation all copies of such information, all abstracts of such information and any other information containing such information in whole or in part.

     (e) The Employee agrees to assign and transfer to the Company his entire right, title and interest in and to any and all inventions, discoveries, improvements, innovations, know-how, new ideas, formulas, processes, techniques or concepts (collectively "Inventions") created, conceived or developed by Employee, either solely or jointly with others, arising out of or during the course of employment with the Company relating to the Business together with all rights to letters patent which may be granted thereon and that such Inventions shall inure to and be the sole property of the Company. Immediately upon the making any Inventions, Employee shall notify the Company thereof and shall thereafter execute and deliver to the Company without further compensation such documents as may be necessary to prepare and prosecute applications for letters patent upon any such Inventions, and to assign and transfer to the Company the Employee's entire right, title and interest in and to any and all Inventions. The Employee agrees that he will cooperate with the Company in connection with the foregoing after termination of this Agreement.

     5.3 In the event of a violation of Section 5.2, if the Employee is prevented by a court from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in Section 5.2 shall be computed by commencing the periods on the date of the applicable court order and continuing them from that date for the full period provided.

     5.4 In the event of a violation of Section 5.2, the Company shall be entitled to seek injunctive relief in addition to damages and other remedies for the violation, and additionally, the Company shall be entitled to reasonable attorneys' fees and all costs incurred for the enforcement of this Agreement and the Company shall be relieved of any further obligation to pay any compensation or severance to Employee and the Employee shall have no further rights with respect to benefits, including but not limited to stock options not already vested which shall expire, except as is required by law.

     5.5 The Employee shall have the right to request a waiver of all or part of the restrictions contained in Section 5.2 by providing the Company with a written statement containing all relevant details. The Company may, in its sole discretion, waive all or part of the restrictions contained in Section 5.2 on such terms and conditions, and to such extent, as it, in its sole discretion, deems appropriate. Such waiver must be in writing.

     5.6 Notwithstanding the termination of this Agreement, Section 5 hereof shall continue in full force and effect for the periods of time provided for therein.

6    MISCELLANEOUS
     -------------

     6.1 This Agreement expresses the entire understanding and agreement of the parties and supersedes any and all prior agreements and understandings, whether written or oral, relating in any way to the subject matter of this Agreement. This Agreement cannot be modified, amended or supplemented except by a written instrument or instruments executed by each of the parties hereto.

     6.2 All notices concerning this Agreement shall be deemed to have been received two (2) days after being properly sent by commercial overnight courier to the address below:


     If to the Company:

                 E-Z-EM, Inc.
                 717 Main Street
                 Westbury, NY 11590
                 Att: Howard Stern, Chairman of the Board


     If to Employee:

                 Anthony A. Lombardo
                 E-Z-EM, Inc.
                 717 Main Street
                 Westbury, NY 11590

     6.2 All rights and remedies herein granted or referred to are cumulative, resort to one shall not preclude resort to another. No waiver by either party of a breach of this Agreement, or any part hereof, shall be deemed to be a waiver of any other prior, concurrent or subsequent breach of the same or different provisions of this Agreement.

     6.3 If an action is commenced to enforce the performance of any part of this Agreement, including, without limitation, any order or release made hereunder, the prevailing party shall be reimbursed by the other party for all reasonable attorneys' fees and expenses.

     6.4 This Agreement shall be governed by and construed under the laws of the State of New York. If any provision of this Agreement shall be invalid or unenforceable, this Agreement shall be deemed amended but only to the extent required to make it valid and enforceable, and this Agreement as thereby amended shall remain in full force and effect.

     6.5 Employee represents and warrants that Employee is not subject to any agreement, whether written or oral, contract, order, judgement, or decree of any kind that would prevent Employee from entering into this Agreement or performing his duties and obligations hereunder.

     6.6 The section headings appearing in this Agreement are inserted only as a matter convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year set forth below.

    E-Z-EM, Inc.


    /s/ Howard S. Stern                             /s/ Anthony A. Lombardo
    --------------------------------                ---------------------------
    Howard S. Stern, Chairman of the                Anthony A. Lombardo
                   Board

    Date: February 23, 2000                         Date: February 23, 2000
         --------------------                            --------------------


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